Exhibit 3.421

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “TROUSDALE PHYSICIAN PRACTICES, LLC”, FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF NOVEMBER, A.D. 2011, AT 2:47 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
5067374 8100 111208254 You may verify this certificate online at corp.delaware.gov/authver.shtml	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 9166386 DATE: 11-18-11

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:54 PM 11/17/2011
FILED 02:47 PM 11/17/2011
SRV 111208254 – 5067374 FILE

CERTIFICATE OF FORMATION

OF

TROUSDALE PHYSICIAN PRACTICES, LLC

Pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”), the undersigned, desiring to form a limited liability company, does hereby certify as follows:

1.                                  The name of the limited liability company is Trousdale Physician Practices, LLC (the “Company”).

2.                                  The address of the Company’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

3.                                  This Certificate of Formation shall be effective upon filing with the Delaware Secretary of State.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 16th day of November 2011.

/s/ Christy S. Green
Christy S. Green
Authorized Person